Exhibit 99.1

Hermes Consolidated,

LLC and Subsidiary

Consolidated Financial Statements as of and for the

Year Ended December 31, 2015, and Independent

Auditors’ Report

HERMES CONSOLIDATED, LLC AND SUBSIDIARY

TABLE OF CONTENTS

Page
INDEPENDENT AUDITORS’ REPORT	3

CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2015:

Balance Sheet	4–5

Statement of Comprehensive Income	6

Statement of Changes in Member’s Equity	7

Statement of Cash Flows	8

Notes to the Consolidated Financial Statements	9–25

Deloitte & Touche LLP Suite 3600 555 Seventeenth Street Denver, CO 80202-3942 USA Tel: +1 303 292 5400 Fax: +1 303 312 4000 www.deloitte.com

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

Black Elk Refining, LLC

We have audited the accompanying consolidated financial statements of Hermes Consolidated, LLC and its subsidiary (the “Company”), which comprise the consolidated balance sheet as of December 31, 2015, and the related consolidated statements of comprehensive income, changes in member’s equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hermes Consolidated, LLC and its subsidiary as of December 31, 2015, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

June 10, 2016

Member of Deloitte Touche Tohmatsu Limited

HERMES CONSOLIDATED, LLC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2015

(Dollars in thousands)

December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$46
Short-term investments—at cost—which approximates market value	55
Accounts receivable—net of allowance of $0	16,807
Inventories:
Crude oil	9,197
Refined products	13,847
Chemical, catalyst, and other	2,781

Total inventories	25,825
Prepaid insurance	2,291
Other current assets	533

Total current assets	45,557

PROPERTY, PLANT, AND EQUIPMENT—Net:
Land	1,473
Refinery and pipeline systems	225,024
Other	575

Total property, plant, and equipment	227,072
Accumulated depreciation	(28,997)

Property, plant, and equipment—net	198,075

OTHER ASSETS
Goodwill	16,284
Other—net	1,245

Total other assets	17,529

TOTAL	$261,161

HERMES CONSOLIDATED, LLC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2015

(Dollars in thousands)

December 31, 2015
LIABILITIES AND MEMBER’S EQUITY
CURRENT LIABILITIES:
Accounts payable	$26,958
Accrued expenses	13,488
Current portion of long-term debt	9,286

Total current liabilities	49,732

NONCURRENT LIABILITIES:
Long-term debt:
Term loan	55,714
Revolving credit agreement	6,000
Other noncurrent liabilities	6,850

Total noncurrent liabilities	68,564

COMMITMENTS AND CONTINGENCIES (Note 3)
MEMBER’S EQUITY:
Member’s equity	147,313
Accumulated other comprehensive loss	(4,448)

Total member’s equity	142,865

TOTAL	$261,161

See notes to consolidated financial statements.

HERMES CONSOLIDATED, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2015

(Dollars in thousands)

YEAR ENDED
DECEMBER 31, 2015
REVENUES	$301,173
COST OF PRODUCTS SOLD (exclusive of depreciation and amortization shown separately below)	(224,638)

GROSS MARGIN	76,535
OPERATING EXPENSES (Note 10)	(46,161)

OPERATING MARGIN	30,374
GENERAL AND ADMINISTRATIVE EXPENSES (Note 10)	(11,743)
DEPRECIATION AND AMORTIZATION EXPENSE	(7,968)
INTEREST EXPENSE	(1,847)
LOSS ON EXTINGUISHMENT OF DEBT	(165)
OTHER EXPENSE—Net	(160)

NET INCOME	8,491
OTHER COMPREHENSIVE INCOME—Pension plan adjustment	830

TOTAL COMPREHENSIVE INCOME	$9,321

See notes to consolidated financial statements.

HERMES CONSOLIDATED, LLC AND SUSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2015

(Dollars in thousands)

	Member Equity	Accumulated Other Comprehensive (Loss) Income	Total Member’s Equity
BALANCE—January 1, 2015	$149,638	$(5,278)	$144,360
Net income	8,491	—	8,491
Pension plan adjustment	—	830	830
Share based compensation	25	—	25
Distributions to member	(10,841)	—	(10,841)

BALANCE—December 31, 2015	$147,313	$(4,448)	$142,865

See notes to consolidated financial statements.

HERMES CONSOLIDATED, LLC AND SUSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2015

(Dollars in thousands)

YEAR ENDED
DECEMBER 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,491
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,968
Amortization of debt issuance costs	196
Write off of deferred financing costs related to term loan	165
Write off of Catalyst	107
Derivatives	(285)
Share-based compensation	25
Other assets	307
Other noncurrent liabilities	(1,127)
Changes in working capital:
Accounts receivable	9,770
Inventories	3,797
Prepaid expenses and other current assets	70
Accounts payable and accrued expenses	(19,055)

Net cash provided by operating activities	10,429

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment (Note 10)	(49,484)

Net cash used in investing activities	(49,484)

CASH FLOWS FROM FINANCING ACTIVITIES:
Debt issuance costs for new term loan	(553)
Proceeds from credit facility and notes payable	44,885
Repayment from credit facility and notes payable	(18,885)
Member capital distributions	(10,841)

Net cash provided by financing activities	14,606

Net decrease in cash	(24,449)
Cash and equivalents at beginning of period	24,495

Cash and equivalents at end of period	$46

See notes to consolidated financial statements.

HERMES CONSOLIDATED, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2015 (amounts in tables are in thousands)

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Basis of Presentation—Hermes Consolidated, LLC is a wholly-owned subsidiary of Black Elk Refining, LLC (“BER”). The consolidated financial statements include the accounts of Hermes Consolidated, LLC, d/b/a Wyoming Refining Company (“WRC”), and WRC’s wholly-owned subsidiary, Wyoming Pipeline Company, LLC (“WPC”), (taken together the “Company”). All intercompany transactions and balances have been eliminated in consolidation. The Company has prepared its consolidated financial statements and related notes in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Nature of Operations—The Company engages in crude oil refining, doing business as WRC, and operates a crude oil pipeline within Wyoming through WPC.

Concentration of Credit Risk—Sales during 2015 to MG Oil Company, Inc. and Harms Oil Company accounted for 26% and 10% of total sales, respectively. No other single customer accounted for 10% or more of total gross revenues during 2015.

Use of Estimates—The preparation of the financial statements for the Company in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are used for (but are not limited to) such items as the useful lives of long-lived assets, loss contingencies and the recording of various accruals, unit-based compensation, the valuation of derivative contracts, and assumptions used for the defined benefit pension plan. These estimates were based upon management’s judgment after consideration of past and current events, as well as assumptions regarding events that may occur in the future. Actual results could differ from these estimates.

Cash and Cash Equivalents—Highly liquid investments with maturities when purchased of three months or less are considered to be cash equivalents.

Supplemental Disclosures of Cash Flow Information

2015
Cash paid for interest	$1,754
Noncash Investing Activities:
Accrued property, plant, and equipment	1,433
Noncash Financing Activities:
Long-term debt (see Note 2)

Accounts Receivable—The majority of accounts receivable are due from companies in the petroleum industry. Credit is extended based on evaluation of the customer’s financial condition and in certain circumstances collateral, such as letters of credit or guarantees, is required.

Refined Product Revenue—The Company recognizes revenue from sales of refined products when earned and realized upon transfer of title to the customer based on the contractual terms of delivery.

Title primarily transfers at the refinery or terminal when the refined product is loaded into common carrier pipelines, trucks, or railcars (free on board origin). On a limited basis, title transfers at the customer’s destination (free on board destination).

Inventories—Crude oil and refined products inventories for WRC are stated at the lower of last-in, first-out (“LIFO”) cost or market. Costs include all purchase and refining costs including depreciation, but exclude interest and general and administrative expenses. Chemical, catalyst, and other inventories, as well as WPC crude oil inventories, are stated at the lower of average cost or market.

The Company has refined product and crude oil exchange agreements with other oil companies. Exchanges receivable or payable are stated at cost, which approximates market. Refined product exchanges receivable or payable and certain crude oil exchanges are classified in accordance with the inventory adjustment method wherein they are netted with inventory balances for financial statement purposes.

If inventories had been valued based on the lower of cost or market, computed on a first-in, first-out (FIFO) method, inventories would have been the same amounts as LIFO at December 31, 2015.

Income Taxes—The Company’s tax status under the Internal Revenue Code is a Limited Liability Company (“LLC”) and has elected to be treated as a partnership for income tax purposes. Accordingly, the members are responsible for payment of taxes on income earned by the Company.

Property, Plant, and Equipment—Property, plant and equipment additions are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets of 3 to 27 years. Maintenance, repairs, and replacement expenditures are charged to expense when incurred. Expenditures for betterments are capitalized to property, plant, and equipment.

Goodwill—Goodwill is recorded when the purchase price paid for an acquisition exceeds the estimated fair market value of the net identified tangible and intangible assets acquired. The Company tests goodwill for impairment at the entity level annually or when a triggering event occurs that indicates that the fair value of an entity (or a reporting unit) may be below its carrying amount.

Impairment of Long-Lived Assets—The Company reviews the recoverability of long-lived assets when circumstances indicate that the carrying value of the asset may not be recoverable. Qualitative and quantitative information is reviewed in order to determine if a triggering event has occurred or an impairment indicator exists. If we determine that a triggering event has occurred, we would complete a full impairment analysis based on undiscounted cash flow projections. If we determine that the carrying value of an asset group is not recoverable, a loss is recorded for the difference between the fair value and the carrying value. For the period presented, there was no impairment charge recorded.

Derivatives—The Company enters into certain futures contracts and commodity swap contracts through established trading markets primarily to manage well-defined price risks associated with purchases of crude oil and sales of refined products. All such derivatives are undesignated and marked-to-market. A favorable or unfavorable price movement of the derivative contract is reported as a cost of product sold in the consolidated statements of comprehensive income. An offsetting amount is recorded in the consolidated balance sheet at the derivatives’ fair value.

Share-based compensation—BER issues membership interests in BER Class B units (“units”). Compensation cost of the units is valued based on the estimated grant date fair value using the Black-Scholes option pricing model. The compensation expense is recognized over the vesting period. These costs are reflected on the Hermes Consolidated, LLC financial statements as required under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, Compensation – Stock Compensation.

Distributions to Member—For the year ended December 31, 2015, distributions paid to member by the Company were $10.8 million.

Environmental Expenditures—Environmental-related restoration and remediation costs are recorded as liabilities and expensed when site restoration and environmental remediation and clean-up obligations are either known or considered probable and the related costs can be reasonably estimated. Other environmental expenditures, which are principally maintenance or preventive in nature, are recorded when incurred and are expensed or capitalized, as appropriate.

Turnarounds—Planned major maintenance activities (“turnarounds”) are capitalized and amortized on a straight-line basis over the period of time estimated until the next turnaround occurs (generally five years).

Asset Retirement Obligations—The Company accounts for asset retirement obligations (“ARO”) as required under ASC 410, Accounting for Asset Retirement Obligations. ASC 410 requires that the fair value of a liability for an ARO be recognized in the period in which it is incurred, with the associated asset retirement costs being capitalized as a part of the carrying amount of the long-lived asset. ASC 410 also includes disclosure requirements that provide a description of an ARO and reconciliation of changes in the components of those obligations. The Company may have ARO related to its refinery and certain other assets as a result of environmental and other legal requirements. The Company is not required to perform the obligations in some circumstances until it permanently ceases operations of the long-lived assets, and therefore, considers the useful life of the refinery and certain other assets indeterminable. Accordingly, the Company cannot calculate an associated ARO at this time. The Company will measure and recognize the fair value of any ARO at such time as the useful life is determinable, or in the event that the Company decides to cease the use of the refinery, an ARO liability would be recognized at that time.

Debt Issuance Costs—Debt issuance costs are capitalized, included in other assets or other current assets, as appropriate, in the consolidated balance sheet and amortized over the term of the related debt issuance using the effective interest method or the straight-line method if its results are not materially different from the effective interest method, and are included in interest expense. For the year ended December 31, 2015, the Company recorded $196 thousand, for the amortization of debt issuance costs.

Comprehensive Income—The Company has recognized $830 thousand in accumulated other comprehensive income (loss) as of December 31, 2015, under ASC 220-10, Comprehensive Income in the accompanying consolidated statements of changes in member’s equity and comprehensive income. The amount represents the net (loss) gain recognized on the Company’s pension plan assets.

New Accounting Pronouncements—In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). The FASB’s objective was to provide a more robust framework to improve comparability of revenue recognition practices across entities by removing most industry and transaction specific guidance, align GAAP with International Financial Reporting Standards, and provide more useful information to financial statement users. This authoritative guidance changes the way entities recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which it expects to be entitled in exchange for those goods or services. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2016 and early adoption is not permitted. The Company is in the process of determining the impact this guidance will have on our financial condition, results of operations and cash flows.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). ASU 2014-15 is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. The amendments in this ASU are effective for interim and annual periods beginning after December 15, 2016, and early adoption is permitted. The Company does not expect to be impacted by the adoption of ASU 2014-15.

In April 2015, the FASB issued Accounting Standards Update No. 2015-03, Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”). The objective of ASU 2015-03 is to simplify the presentation of debt issuance costs in financial statements by presenting such costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. ASU 2015-03 is effective for fiscal years beginning after December 31, 2016, and interim periods within fiscal years beginning after December 31, 2017. Early adoption is permitted. The Company does not expect the adoption of ASU 2015-03 to have a material impact on its financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 requires lessees to recognize all leases, including operating leases, on the balance sheet as a lease asset or lease liability, unless the lease is a short-term lease. ASU 2016-02 also requires additional disclosures regarding leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2019, and interim periods one year later. Early application is permitted. The Company is in the process of determining the method of adoption and the impact this guidance will have on its financial condition, results of operations and cash flow.

2.	LONG-TERM DEBT

Revolving Credit Facility—On June 30, 2011, an existing Amended and Restated Loan and Security Agreement (the “Agreement”) with a bank was amended. The maturity date of the revolver was April 30, 2014. On February 6, 2013, the Agreement was amended to extend the agreement until February 15, 2016.

On April 30, 2015, the Agreement was again amended to extend the agreement until April 30, 2018. The Agreement commits the bank to lend $50.0 million for any combination of revolving loan borrowings or letters of credit issued and outstanding. The transaction was accounted for as an extinguishment of debt.

Revolver advances under the Agreement are limited to the extent of discounted receivables and inventory at market value less allocated letters of credit. Interest on revolver borrowings is paid in arrears on the first day of each month. Outstanding borrowings are collateralized by substantially all of the assets of the Company and accrue interest at the agent bank’s reference rate plus 0% to 0.5% based upon achieved levels of funded indebtedness to earnings before income taxes plus interest expense, depreciation and amortization (“EBITDA”) as of the end of the immediately preceding quarter. The agent bank’s reference rate was 4.5% at December 31, 2015. The Company can also elect to pay interest at a London Interbank Offer Rate (“LIBOR”) rate plus 2.25% to 3.00% based on the same levels of achievement. The Company pays bank fees of 0.250% to 0.375% per annum on the unused portion of the commitment. The Agreement is subject to compliance with financial covenants related to fixed charge coverage, leverage, and capital expenditures. At December 31, 2015, the Company was not in compliance with the capital expenditures covenant and had $6.0 million outstanding on the revolver. As discussed in Note 12, the bank waived the capital expenditures covenant for 2015.

The Company paid fees of 2.25%, per annum on the face amount of issued letters of credit at December 31, 2015. Outstanding letters of credit at December 31, 2015, was $70 thousand.

Term Loan Payable to Bank—On February 6, 2013, the Company entered into a $60.0 million term credit loan agreement with a bank. The loan maturity date was February 15, 2016, with principal payments of $2.1 million quarterly and the remaining unpaid balance due at maturity.

On April 30, 2015, the term loan agreement was amended to increase the principal to $65.0 million. The new maturity date is April 2, 2018. The amended agreement requires quarterly principal payments of $2.3 million and the remaining unpaid balance due at maturity. The transaction was accounted for as an extinguishment of debt.

The loan bears interest on the outstanding amount at monthly LIBOR plus 3%. Interest is payable in arrears on a monthly basis. The interest rates in effect at December 31, 2015, was 3.24%. The Company paid $553 thousand of financing costs during the second quarter of 2015 related to the new loan which were capitalized and will be amortized over the life of the loan. The agreement includes financial covenants related to leverage, debt service coverage, liquidity, and capital expenditures allowed. The balance owed on the term loan at December 31, 2015, was $65.0 million. At December 31, 2015, the Company was not in compliance with the capital expenditures covenant. As discussed in Note 12, the bank waived the capital expenditures covenant for 2015.

Extinguishment of Debt—As discussed above, the Revolving Credit Facility and Term Loan agreements were amended on April 30, 2015. The transaction was accounted for as an extinguishment of debt. The Company recognized $165 thousand loss on extinguishment of debt which resulted from the non-cash charge for acceleration of unamortized debt issuance costs. The Revolving Credit Facility and the Term Loan Payable were recorded at their fair values on the amendment date.

Principal maturities of outstanding debt as of December 31, 2015, are as follows:

Year Ending
December 31,
2016	$9,286
2017	9,286
2018	52,428
2019	—
2020	—

Total	$71,000

3.	COMMITMENTS AND CONTINGENCIES

Hazardous Waste—1988 Federal Consent Decree—In 1988, the Company and the United States Environmental Protection Agency (“EPA”) entered into a consent decree in federal court that resolved all claims and disputes relating to historic waste disposal areas on the refinery site and arising under the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act. Subsequently, the Company installed wells to recover hydrocarbons floating on groundwater inside the refinery boundary and regularly sampled monitoring wells to determine if the decree’s Compliance Measurement Standards are being met as an indicator of the recovery wells’ effectiveness.

The Compliance Measurement Standards were not being met at the time of the June 1994 compliance deadline specified in the decree. By December 1, 1994, the Company timely submitted a report on additional measures required to achieve compliance. The 60-day response period provided EPA under the decree elapsed without EPA submitting any response to the additional measures report.

Hazardous Waste—2002 State Consent Decree—On April 23, 2002, the Company and the State of Wyoming Department of Environmental Quality (“DEQ”) entered into a consent decree in state court resolving all issues relating to a 1997 Notice of Violation (“NOV”) alleging violations of solid and hazardous waste laws. The Decree requires the Company to take certain remedial actions and to complete a number of supplemental environmental projects. The Company is in substantial compliance with the decree. No capital costs have been incurred and no amounts have been accrued as of December 31, 2015.

Hazardous Waste—Transition from Federal to State Consent Decree—On January 6, 2003, the Company and EPA submitted a joint status report with respect to the 1988 Federal Consent Decree to the federal court stating the parties’ intent to install new groundwater boundary control measures as a supplemental environmental project pursuant to the new state consent decree described in the preceding paragraph and addressing solid and hazardous waste. The status report stated the parties’ ultimate goal of having the state consent decree supersede the federal decree. On February 1, 2005, EPA submitted an updated status report indicating the agency’s satisfaction with the progress made to date and extending to March 1, 2007, the date for accepting or rejecting the new boundary control system design. On March 1, 2007, EPA and the Company filed a second status report stating their expectation that the Company will install a boundary control system along the south edge of the refinery in 2007 and, further, that the parties expect to file either a motion to terminate the federal consent decree or another status report by March 1, 2009. The Company constructed a southern refinery boundary control system in 2008. On October 14, 2009, EPA and the Company filed a further status report advising the Court that the southern refinery boundary control system was constructed and that initial start-up and operations testing revealed a need for modifications to the refinery’s groundwater treatment system. The 2009 status report further advised that the Consolidated Groundwater Monitoring Plan was also being revised, and that EPA and the Company were coordinating to resolve inconsistencies between the requirements of the state and federal decrees. The 2009 status report stated that investigation into the design for the western boundary control system would begin in 2012. Management’s opinion is that further work under the 1988 and 2002 consent decrees will be governed by the Preliminary Remediation Agreement and by ensuing Remedy Agreements negotiated with DEQ pursuant to the Company’s acceptance into the DEQ Voluntary Remediation Program as described in the paragraph below. Management also believes that any further corrective measures to repair the recovery wells required by the 1988 consent decree with EPA will not result in any significant costs to the Company.

Little Oil Creek—On October 25, 2006, Wyoming DEQ issued an NOV to the Company for an unpermitted release to surface waters. The release was the result of a hydrocarbon seep to Little Oil Creek that occurred on neighboring property about 500 feet south of the refinery. On May 18, 2007, the Company entered into a settlement agreement with Wyoming DEQ pursuant to which a $10 thousand penalty was paid, and the Company committed to installing an extended interceptor trench at the seep to control further releases to surface water. Monitoring of the groundwater has continued and, pursuant to Wyoming DEQ approval, the Company is conducting further remediation adjacent to the seep site. It is not known at this time whether the extended interceptor trench will be required. On October 28, 2010, DEQ approved a Corrective Action Plan to implement injection of microbes into interceptor trenches to improve natural attenuation at the site in a DEQ approval letter. On March 21, 2013, Wyoming DEQ approved a one-year suspension of the Company’s program to inject petroleum eating microbes into the groundwater in order to monitor the success of the existing microbe population and its impact on benzene in groundwater. In an April 16, 2014 report, in the 2014 Annual Report and in the 2015 Current Conditions Report submitted to DEQ, the Company concluded that the microbe population is in equilibrium with the contaminated groundwater plume and that the plume is slowly being degraded and recommended continued microbe monitoring without further injections and no further construction of interceptor trenches or other groundwater recovery facilities. As of March 28, 2016, DEQ has not formally responded to these reports. It is management’s opinion that corrective measures will not result in any significant costs to the Company.

Voluntary Remediation Program – Refinery – On November 4, 2014, the refinery site was accepted into DEQ’s Voluntary Remediation Program (“VRP”). The Company and DEQ agreed to a Preliminary Remediation Agreement on March 29, 2015. The Agreement will require the Company to perform a site-wide investigation and evaluation of current conditions at the refinery prior to any refinery closure. If the evaluation determines that DEQ soil and groundwater screening levels have not been met, the

Company may then either withdraw from the VRP or negotiate a Remedy Agreement by which the company will schedule and implement remedies to address the screening level exceedances. Management’s intention, to which DEQ has expressed agreement, is to use the Voluntary Remediation Program as a means to address soil and groundwater contamination on a site-wide basis and to schedule and coordinate further implementation of the 1988 and 2002 consent decrees and 2007 Little Oil Creek settlement agreement requirements. DEQ has coordinated this process with EPA, and EPA has registered no objections. Under the VRP, the Company and DEQ entered into a Remedy Agreement on November 10, 2015, to close the TCC Swale RCRA Post-Closure Permit, and define the scope and schedule for clean closure of the TCC Swale, formerly a requirement of the 2002 Consent Decree.

Hazardous Waste—Mule Creek Station—On September 5, 2005, the Company experienced a spill of up to 200 barrels of gasoline from the terminus of its products pipeline at Mule Creek Station owned by Rocky Mountain Pipeline and near the Wyoming-South Dakota border. A portion of the spill crossed the border into South Dakota. The Company entered the Wyoming VRP and has been investigating the extent of the spill underground and surface migration under the direction of the State of Wyoming DEQ. South Dakota has agreed to this procedure. Most saturated soils were excavated and removed in 2005 and 2006, and, since then, the Company has installed monitoring wells and monitored groundwater quality as required by the VRP. On January 18, 2013, the Company submitted a Remedial Evaluation Report to DEQ recommending continued groundwater monitoring, monitored natural attenuation, and installation of passive recovery well bailers as appropriate further remedial action for the site. Pursuant to DEQ’s request, the Company will submit in May 2016 a Remedial Alternative Evaluation Report, in which several alternative remedies will be presented for DEQ’s selection of a single alternative. It is management’s opinion that any further corrective measures regarding the Mule Creek Station spill will not result in any significant costs to the Company.

Gasoline Sulfur—The EPA has promulgated Tier 2 regulations requiring the phase-in of gasoline sulfur standards, beginning on January 1, 2004. The Company became subject to the rule in 2011, and has used banked credits to comply with the gasoline sulfur standard through 2015. The Company has no more banked credits and will need to determine whether to purchase additional credits or invest capital for compliance with the Tier 2 standards after 2015. On March 3, 2014, EPA issued new gasoline sulfur rules (Tier 3) lowering the gasoline sulfur standard from 30 ppm to 10 ppm. On March 19, 2015, EPA confirmed the Company’s small volume refinery status for the delayed Tier 3 compliance deadline of January 1, 2020.

EPA Petroleum Refining Initiative Consent Decree—The consent decree, lodged with the Federal District Court for the District of Wyoming on February 10, 2009, was accepted by the federal court on June 17, 2009. In 2010, the Company completed all capital expenditures required by the Petroleum Refining Initiative (“PRI”) consent decree and paid the specified $150 thousand civil penalty. On February 26, 2010, the Company filed its first semi-annual progress report as required by the decree noting that the Company had failed to apply timely for a state permit to make permanent three provisions of the consent decree. The required permit application was submitted on March 12, 2010, and the permit was issued on June 3, 2010. The Company has received no information from the U.S. EPA or the State of Wyoming on whether any penalties will be sought. The Company is substantially in compliance with all other requirements of the consent decree. The consent decree remained open as of December 31, 2015.

Wastewater Discharge Violations and Sour Water Stripper—On May 22, 2012, DEQ Water Quality Division issued NOV 2992-12 for discharge permit violations subsequent to July 1, 2009 and through March 31, 2012. The Company paid a $374 thousand penalty and has received a notice of compliance from the Division dated November 22, 2012. On January 30, 2013, the Company applied to the Division to renew its wastewater discharge permit. The Company and the Division met on March 13, 2013, to discuss these ongoing violations and those described in the next paragraph. The Division stated it would use its discretion and not enforce for the foreseeable future in light of the Company’s good faith efforts and progress in addressing the violations. The renewed permit was issued August 20, 2013, and expires July 31, 2018. From April 1, 2012 and through December 31, 2015, the Company has exceeded permitted discharge limits other than for selenium 41 times.

Wastewater Discharge Violations for Selenium—The Wyoming DEQ Water Quality Division has issued a Letter of Violation dated February 1, 2013, noting recurring exceedances of the Company’s discharge limit for selenium and requesting the Company’s plan for correcting the exceedances. To address the matter, the Company engaged Golder Associates to develop a report that characterizes the refinery wastewater selenium. The report was received June 28, 2013, and identifies the refinery crude oil supply as the selenium source. Consequently, the Company engaged Golder to design a new wastewater treatment system that will address selenium, expanded refining capacity, gasoline benzene removal waste and other issues. The draft design report was received on March 18, 2016. No decisions in this regard will be made until a final report is available. Since April 2012 and through December 2015, the Company exceeded permitted selenium discharge limits 13 times.

Renewable Fuel Standard (“RFS2”)—The EPA published rules for the RFS2 on March 26, 2010, as mandated by the Energy Independence and Security Act of 2007. These rules require refiners to add or ensure that down-stream blenders add certain renewable fuel volumes to the nation’s transportation fuel supply, starting with 12.95 billion gallons of renewable fuel in 2010 and rising to 36 billion gallons in 2022. As a small refiner, the Company was exempt from this mandate until January 1, 2013. The Company filed its 2013 RFS2 demonstration of compliance by the March 1, 2016, deadline. As of December 31, 2015, the Company accrued $4.7 million, for future purchases of renewable fuel blending credits to enable a demonstration of compliance with RFS2 in subsequent years.

Operating Leases—The Company has long-term operating lease commitments for payments related to building office space and office equipment as set forth in the following schedule:

Year Ending December 31,
2016	$202
2017	205
2018	209
2019	212
2020	82

Total	$910

The Company recognized rental expense of $670 thousand for the year ended December 31, 2015.

4.	ACCRUED EXPENSES

Accrued expenses at December 31, 2015, consist of the following:

2015
Renewable Identification Numbers	$4,664
Excise and property taxes	3,930
Payroll and related benefits	2,238
Isobutane	270
Environmental	583
Severance	638
Other	1,165

Accrued expenses	$13,488

5.	PENSION PLAN

The Company has a defined benefit pension plan covering substantially all employees. The benefits are based on years of service and the employee’s highest average compensation received during five consecutive years of the last ten years of employment. The Company’s funding policy is to contribute annually an amount equal to the pension expense, subject to the minimum funding requirements of the Employee Retirement Income Security Act of 1974 and the tax deductibility of such contributions.

The funded status of the pension plan, change in benefit obligation, items not yet recognized as a component of net periodic benefit costs and reflected as a component of the ending balance of accumulated other comprehensive loss and the measurement of defined benefit plan assets for the year ended December 31, 2015, are as follows:

2015
Change in benefit obligation:
Benefit obligation	$29,247
Service cost	1,351
Interest cost	1,136
Actuarial gain	(2,121)
Benefits paid	(1,104)

Benefit obligation—December 31	$28,509

Change in plan assets:
Fair value of plan assets	20,440
Actual return on plan assets	(177)
Employer contributions	2,500
Benefits paid	(1,104)

Fair value of plan assets—December 31	$21,659

Funded status—under-funded status—end of year	(6,850)

Amounts recognized in consolidated balances sheet	$(6,850)

Amounts recognized in accumulated other comprehensive loss—total net loss	(4,448)

Total accumulated other comprehensive loss	$(4,448)

The estimated net prior service cost for the defined benefit pension plan that will be amortized from accumulated other comprehensive loss into net periodic benefit cost over the next fiscal year is $0. Weighted-average assumptions used to measure the Company’s projected benefit obligation and net periodic benefit costs as of December 31, 2015, are as follows:

2015
Projected benefit obligation:
Discount rate	4.55%
Rate of compensation increase	4.03
Net periodic benefit costs:
Discount rate	4.00%
Expected long-term rate of return (1)	7.00
Rate of compensation increase	3.99

(1)	The expected long-term rate of return is based on a blend of historic returns of equity and debt securities. The actual return on the Company’s plan assets was 6.0% during the year ended December 31, 2015.

The net periodic benefit cost for the year ended December 31, 2015, includes the following components:

2015
Components of net periodic benefit cost:
Service cost	$1,351
Interest cost	1,136
Expected return on plan assets	(1,381)
Amortization of net loss	267

Net periodic benefit cost	$1,373

Other pretax changes recognized in other comprehensive loss/(income) for the year ended December 31, 2015, include the following components:

2015
Other pretax changes recognized in other comprehensive loss:
Net gain	$(563)
Amortization of net loss	(267)

Total gain recognized in other comprehensive income	(830)

Total recognized in net periodic benefit cost and other comprehensive loss	$543

The weighted-average asset allocation at December 31, 2015, is as follows:

Pension Plan Asset Allocation	Target	Actual 2015
Asset category:
Equity securities	60%	52%
Debt securities	30	37
Real estate	10	11

Total	100%	100%

The Company has a long-term, risk-controlled investment approach using diversified investment options with minimal exposure to volatile investment options like derivatives.

Based on current data and assumptions, the following benefit payments, which reflect expected future service, as appropriate, are expected to be paid over the next nine years:

Year Ending December 31,
2016	$1,460
2017	970
2018	1,030
2019	1,130
2020	1,090
2021–2024	6,590

The Company intends to contribute $2.0 million during 2016 to the pension plan.

The Company’s pension plan assets are invested in pooled separate accounts administered by the plan custodian. The underlying assets in the pooled separate accounts are invested in equity securities, debt securities, and real estate. The pooled separate accounts are valued based upon the fair market value of the underlying investments and are deemed to be Level 2. The fair value of the Company’s pension plan assets as of December 31, 2015, utilizing the fair value hierarchy discussed in Note 8—Fair Value Measurements is as follows:

Pooled Separate Account Investments	Level 1	Level 2	Level 3	Total Fair Value December 31, 2015
SmallCap Growth I Separate Account	$—	$449	$—	$449
LargeCap S&P 500 Index Separate Account	—	1,284	—	1,284
High Yield I Separate Account	—	873	—	873
LargeCap Growth I Separate Account	—	3,034	—	3,034
LargeCap Value Separate Account	—	1,398	—	1,398
MidCap Growth III Separate Account	—	433	—	433
Bond Market Index Separate Account	—	1,769	—	1,769
SmallCap Value II Separate Account	—	428	—	428
Overseas Separate Account	—	2,130	—	2,130
International Emerging Markets Separate Account	—	490		490
MidCap Value III Separate Account	—	422	—	422
International Value I Separate Account	—	—	—	—
Bond and Mortgage Separate Account	—	5,280	—	5,280
Equity Income Separate Account	—	1,357	—	1,357
Diversified Real Asset Separate Account	—	1,007	—	1,007
U.S. Property Separate Account	—	1,305	—	1,305

	$—	$21,659	$—	$21,659

The fair values of the investments have been estimated as per the below:

SmallCap Growth I Separate Account—This pooled separate account (“PSA”) invests in a single mutual fund—the Principal Small Cap Growth I Institutional Fund (ticker PGRTX). The fair value of the mutual fund is a publicly quoted pricing input and is used in determining the net asset value of the PSA, which is not publicly quoted.

LargeCap S&P 500 Index Separate Account—This PSA invests mainly in domestic stocks. The majority of the underlying securities have observable level 1 quoted pricing inputs. Most of the security prices were obtained from a pricing service, Interactive Data Corporation (“IDC”). While the underlying assets values are quoted prices, the net asset value of a separate account is not publicly quoted.

High Yield I Separate Account—This PSA invests in a single mutual fund—the Principal High Yield I Institutional Fund (ticker PYHIX). The fair value of the mutual fund is a publicly quoted pricing input and is used in determining the net asset value of the PSA, which is not publicly quoted.

LargeCap Growth I Separate Account—This PSA invests in a single mutual fund—the Principal Large Cap Growth I Institutional Fund (ticker PLGIX). The fair value of the mutual fund is a publicly quoted pricing input and is used in determining the net asset value of the PSA, which is not publicly quoted.

International I Separate Account—This PSA invests in a single mutual fund—the Principal International I Institutional Fund (ticker PINIX). The fair value of the mutual fund is a publicly quoted pricing input and is used in determining the net asset value of the PSA, which is not publicly quoted.

LargeCap Value Separate Account—This PSA invests mainly in domestic stocks. The majority of the underlying securities have observable level 1 quoted pricing inputs. Most of the security prices were obtained from a pricing service, IDC. While the underlying assets values are quoted prices, the net asset value of the PSA is not publicly quoted.

MidCap Growth III Separate Account—This PSA invests in a single mutual fund—the Principal Midcap Growth III Institutional Fund (ticker PPIMX). The fair value of the mutual fund is a publicly quoted pricing input and is used in determining the net asset value of the PSA, which is not publicly quoted.

Bond Market Index Separate Account—This PSA invests in a single mutual fund—the Principal Core Plus Bond I Institutional Fund (ticker PCBZX). The fair value of the mutual fund is a publicly quoted pricing input and is used in determining the net asset value of the PSA, which is not publicly quoted.

SmallCap Value II Separate Account—This PSA in a single mutual fund—the Principal Small Cap Value II Institutional Fund (ticker PPVIX). The fair value of the mutual fund is a publicly quoted pricing input and is used in determining the net asset value of the PSA, which is not publicly quoted.

Overseas Separate Account—This PSA invests in a single mutual fund—the Principal International Value I Institutional Value I Fund (ticker PINZX). The fair value of the mutual fund is a publicly quoted pricing input and is used in determining the net asset value of the PSA, which is not publicly quoted.

International Emerging Markets Separate Account—This PSA invests mainly in international stocks. The majority of the underlying securities have observable pricing inputs, including quoted prices for similar assets in active or nonactive markets. The net asset value of a PSA is not publicly quoted.

MidCap Value III Separate Account—This PSA invests mainly in domestic stocks. The majority of the underlying securities have observable quoted pricing inputs. Most of the security prices were obtained from a pricing service, IDC. While the underlying assets values are quoted prices, the net asset value of a PSA is not publicly quoted.

Bond and Mortgage Separate Account—This PSA invests mainly in fixed securities such as asset backed securities, residential backed securities, commercial mortgage backed securities and corporate bonds. The majority of the underlying securities have observable pricing inputs, including quoted prices for similar assets in active or nonactive markets. The net asset value of a PSA is not publicly quoted.

Equity Income Separate Account—This PSA invests in a single mutual fund—the Principal Equity Income Institutional Fund (ticker PEIIX). The fair value of the mutual fund is a publicly quoted pricing input and is used in determining the net asset value of the PSA, which is not publicly quoted.

Diversified Real Asset Separate Account—This PSA invests in a single mutual fund—the Principle Equity Income Inst Fund (ticker PDRDX). The fair value of the mutual fund is a publicly quoted pricing input and is used in determining the net asset value of the PSA, which is not publicly quoted.

U.S. Property Separate Account—This PSA invests mainly in commercial real estate and includes mortgage loans which are backed by the associated properties. These underlying real estate investments have unobservable level 3 inputs. The fair value of the underlying real estate is estimated using discounted cash flow valuation models that utilize public real estate market data inputs such as transaction prices, market rents, vacancy levels, leasing absorption, market cap rates and discount rates. In addition, each property is appraised annually by an independent appraiser.

6.	401(k) PLAN

The Company has a defined contribution plan under Section 401(k) of the Internal Revenue Code covering substantially all employees. Employees are allowed to make contributions to the plan and begin vesting in the plan immediately upon employment. Company contributions vest at the rate of 20% each year over a five-year period from the date of employment. The Company contributes up to 6% of participants’ base salary to the plan. Company contributions for the year ended December 31, 2015, was $603 thousand.

7.	DERIVATIVE INSTRUMENTS

The Company buys and sells exchange-traded crude oil futures contracts for purposes of hedging price volatility of refinery feedstock costs and for inventory arbitrage against existing crude oil inventories. The Company uses commodity swap contracts to fix the margin on future sales of certain refined products. Neither the crude oil futures, nor the commodity swap contracts, qualify for hedge accounting treatment.

As of December 31, 2015, the Company did not have any crude oil futures contracts in place or open commodity swap contracts as of that date.

The Company generally settles open crude oil futures positions prior to delivery by buying/selling offsetting positions. However, on occasion, the Company does physically settle these positions by using existing inventories or crude oil inventory tank capacity when the market dictates this strategy. During the year ended December 31, 2015, the Company did not purchase or sell any contracts using this inventory strategy. For the swap contracts physical volumes are not exchanged, and these contracts are settled quarterly with cash.

Offsetting of Derivative Assets and Liabilities—With each individual derivative counterparty, the Company typically has numerous hedge positions that span a several-month time period and that typically result in both fair value asset and liability positions held with that counterparty, which positions are all offset to a single fair value asset or liability amount at the end of each reporting period. The Company nets its derivative instrument fair value amounts executed with the same counterparty pursuant to ISDA master agreements, which provide for net settlement over the term of the contract and in the event of default or termination of the contract.

The following table summarizes the unrealized and realized gains and losses of commodity derivatives instruments recorded as cost of products sold in the consolidated statements of comprehensive income for years ended December 31, 2015:

2015
Realized loss on crude oil futures contracts	$(244)
Unrealized gain on crude oil futures contracts	$285

Total realized and unrealized, net	$41

8.	FAIR VALUE MEASUREMENTS

ASC 820 establishes a framework for measuring fair value using a three-level valuation hierarchy. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1—inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2—inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3—inputs to the valuation methodology are unobservable and significant to the fair value measurement.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

Due to their near-term maturities, the carrying amounts of accounts receivable and accounts payable and accrued expenses are considered equivalent to fair value.

The carrying value of the Company’s term loan was $65.0 million and the carrying value of its revolver credit agreement was $6.0 million as of December 31, 2015, which approximates the fair market value at that date. The fair value at December 31, 2015, was estimated as if in the current market environment, the Company could obtain a loan under equivalent terms or be able to use its revolving credit facility, which has substantially the same interest rate, to finance ongoing operations through April 2018.

As of March 31, 2016, the Company’s only assets and liabilities measured at fair value on a recurring basis were short-term investments of $55 thousand. The fair value of the short-term investments was measured using level 1 inputs.

Quoted prices for identical (Level 1) or similar (Level 2) assets or liabilities in active markets are considered to determine the fair values for the purpose of marking to market the derivatives at the end of each period.

9.	GOODWILL

The following table presents goodwill balances and adjustments to those balances for the year ended December 31, 2015:

Goodwill as of January 1, 2015	$16,284
Goodwill aquired	—
Adjustments/allocations	—

Goodwill as of December 31, 2015	$16,284

10.	RELATED-PARTY TRANSACTIONS

The consolidated financial statements include expenses passed to the Company by BER. The expenses to us included within general and administrative expenses were $5.7 million for the year ended December 31, 2015. These expenses charges for senior management payroll and benefits, legal, audit, professional fees, and Board of Director fees.

The Company received engineering and other services from EOR Energy Services, LLC (“EOR”). EOR has a 6.9% capital interest in BER, the parent of Hermes Consolidated, LLC. For the year ended December 31, 2015, the Company paid $3.1 million. Amounts payable to EOR were $188 thousand as of December 31, 2015.

11.	SHARE-BASED COMPENSATION

BER granted membership interests in BER Class B Units (“units”) under the BER’s limited liability agreement (“LLC Agreement”). Units were granted to one of its members upon the formation of the BER. Units are also granted as a part of the BER’s equity incentive compensation program to eligible employees. BER has pushed down all compensation related expense for the period presented to the Company. Restrictions and vesting periods for the awards are governed by the LLC Agreement. 500 thousand units granted to the member upon formation of BER vested immediately upon issuance. 405 thousand units subsequently granted to employees between 2011 and 2012 vest 33%, 33% and 34% on the first three anniversary dates of their issuances, with accelerated vesting upon a full change of control of the BER. The units are recognized as general and administrative expense over the vesting period of the award. The total expense associated with the units for the year ended December 31, 2015, was $25 thousand. The fair value associated with these issuances was approximately $4.1 million at the grant date. As of December 31, 2015, there was no unrecognized expense related to unvested units. A summary of the status and activity of nonvested units for the year ended December 31, 2015, is presented below:

		Weight-Average
		Grant Date
	Units	Fair Value
Nonvested—January 1, 2015	29	4.58
Granted	—
Vested	(29)	4.58
Forfeited	—

Nonvested—December 31, 2015	—

12.	SUBSEQUENT EVENTS

Effective March 31, 2016, the Company closed on an agreement to amend the existing revolving credit facility and the term loan payable to bank described in Note 2. The agreement changed the bank’s lending commitment to $30.0 million for any combination of revolving loan borrowings or letters of credit issued and outstanding. The agreement modified financial covenants related to leverage, debt service coverage, liquidity, and capital expenditures allowed. The bank extended the date for delivery of the December 31, 2015, audited financial statements to ten business days after specified conditions precedent were met. The capital expenditures limitation covenant was waived for the year ended December 31, 2015. Owners of the Class A units were required to deposit cash collateral of at least $5.0 million with the lender. The cash collateral can be released on the first date that (a) no event of default has occurred, (b) the leverage ratio was not greater than 3.00 to 1.00 for three consecutive fiscal months (excluding month of April 2016), and (c) the lender has been notified that the conditions for release of the collateral have been satisfied.

In connection with the bank’s cash collateral deposit requirement described in the previous paragraph, BER amended its LLC agreement, and a new class of membership units, referred to as Preferred units, was created. Preferred units were issued to the owners of the Class A units in exchange for their pro rata capital contributions. The Preferred units accrue a preferred return at a rate of 20% per annum compounded on a monthly basis.

Subsequent events were evaluated from the balance sheet date of December 31, 2015 through the consolidated financial statements issuance date of June 10, 2016.

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